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                                   EXHIBIT 99

[GRAPHIC]

UTILX Corporation
22820 Russell Road                                        Darla Vivit Norris
P.O. Box  97009                                  Senior Vice President & CFO
Kent, Washington  98064-9709                                  (253) 395-4596
Tel:  253/395-0200                  http://www.businesswire.com/cnn/utlx.htm
Fax:  253/395-1040

                                 PRESS RELEASE

             UTILX ANNOUNCES COMPLETION OF $10 MILLION REFINANCING

Kent, WA - April 23, 1999 - UTILX Corporation (NASDAQ: UTLX) announced today that it had completed a major refinancing with FINOVA Capital Corporation. FINOVA has provided a $10 million, two-year, revolving credit facility to the Company for working capital and general corporate purposes, replacing the Company's previous $7.5 million credit facility with Seafirst Bank of Washington. "This is a new financing relationship for us," commented William
M. Weisfield, President and CEO of UTILX, "and we are very pleased to be working with a strong lender who can bring additional financial services to UTILX as we grow our business."

UTILX Corporation provides critical services for the installation and rejuvenation of aged underground utility infrastructure with proprietary CableCure-Registered Trademark- solution, in the U.S. and Canada through a network of regional sales and service centers. The Company also provides CableCure services throughout Europe and Asia.

This release contains forward-looking statements relating to the Company's existing and future products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe", "expect", "intend", "plan", variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include competitive pressures, levels of work received from key customers, weather, regulatory, other matters affecting the utility industry in general, and any matters that could cause sudden changes in customers' demand for the Company's services. The Company's contracts typically allow for cancellation on short notice. Reference is made to the Company's latest Annual Report on Form 10-K filed with the SEC for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

       TRANSMITTED ON BUSINESSWIRE ON APRIL 23, 1999 AT 11:18 A.M. PDT